United States Securities and Exchange Commission
Washington, DC 02549
SCHEDULE 14A INFORMATION
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BTU International, Inc.
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BTU INTERNATIONAL, INC.
23 Esquire Road
North Billerica, Massachusetts 01862-2596, USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 19, 2006

Notice is hereby given that the Annual Meeting of Stockholders of BTU International, Inc. will be held at the offices of the Company, 23 Esquire Road, North Billerica, Massachusetts, at 10:00 A.M. on Friday, May 19, 2006, for the following purposes:

1. To fix the number of directors at six and to elect six directors to serve for the ensuing year.

2. To transact any other business that may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 14, 2006, are entitled to notice of and to vote at the meeting.

If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

John E. Beard
Secretary

North Billerica, Massachusetts
April 21, 2006

PROXY STATEMENT
ELECTION OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 19, 2006

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of BTU International, Inc. (“BTU” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 19, 2006, or at any adjournment thereof. The cost of soliciting proxies will be borne by BTU. Directors, officers and employees of BTU, without additional remuneration, may also solicit proxies by telephone, facsimile or personal interview. BTU will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

The holders of record of shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) at the close of business on April 14, 2006, are entitled to notice and to vote at the Meeting. There were 9,116,773 shares of Common Stock outstanding on that date, each of which is entitled to one vote on each matter to come before the Meeting.

Shares of Common Stock represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted to fix the number of directors at six and for the election as directors of the nominees named below. To be voted, proxies must be filed with the Secretary prior to voting. A proxy may be revoked at any time before it is voted by filing a notice of such revocation with the Secretary.

The holders of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Directors are elected by a plurality of the votes cast at the meeting for the election of directors. The person designated as the election inspector will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions only as shares that are present and entitled to vote on the matter for the purposes of determining the presence of a quorum, but neither abstentions nor proxies that withhold authority will have any effect on the outcome of voting on the matter.

The Annual Report on Form 10-K for BTU’s fiscal year ended December 31, 2005, has been mailed with this proxy statement. This proxy statement and the enclosed proxy were mailed to stockholders on the same date as the date of the Notice of Annual Meeting of Stockholders. The principal executive offices of BTU are located at 23 Esquire Road, North Billerica, Massachusetts 01862-2501.

ELECTION OF DIRECTORS

The Company has nominated the people in the chart below to be elected to the Company’s board of directors.

The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked to fix the number of directors at six and in favor of the election as directors of the six nominees named below, all of whom are now directors of BTU, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

The persons elected as directors will serve until the next annual meeting of stockholders and until their successors are elected and shall qualify. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees or to fix the number of directors at a lesser number.

	Business Experiences and		Director
Name	Current Directorships	Age	Since

Paul J. van der Wansem	President, Chief Executive Officer (1979-2002) of the Company; Returned to position in Oct. 2004. Chairman of the Board of Directors of the Company (1979-present); Director; Center for Quality of Management, a non-profit organization. (3)	66	1979
J. Chuan Chu	Director; Chairman of Columbia International Corporation, an engineering firm; Senior Advisor, Office of the President of SRI International, an international consulting firm; Director, Interproject Corp., an international construction and trading company; Senior Research Professor, Development Research Center, State Council, China. (2)(3)	86	1991
Joseph F. Wrinn	Director; Vice President, Business Development of Teradyne, Inc. since 2004, Vice President, Platform Engineering of Teradyne, Inc., 2000 — 2004. (1)(2)	52	1999
John E. Beard	Director; Of Counsel, Ropes & Gray LLP, a law firm, Partner 1967-2000; Trustee, Century Shares Trust, a mutual fund; Trustee, Century Small Cap Select Fund, a mutual fund. (3)	73	2002
G. Mead Wyman	Director; Director, Grupo Guayacan, Inc., a Puerto Rico based non-profit private equity management company; Director, Strategic Lumber Resources Inc., a private company that pre-finishes lumber used in the construction industry; Retired Senior Vice President, Treasurer and Chief Financial Officer of Mercury Computer Systems Inc. (1)(2)	65	2004
J. Samuel Parkhill	Director; President and Chief Executive Officer of The Hall Corporation since 1995, a privately held company. (1)(2)	68	2004

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Governance Committee.

During 2005, the Board of Directors held seven meetings. Each of the directors attended at least 85% of all Board and relevant committee meetings during the year.

Under the Company’s 1998 Stock Option Plan for Non-Employee Directors, on May 26, 2005, Dr. Chu, Mr. Wrinn, Mr. Beard, Mr. Wyman and Mr. Parkhill each received an option to purchase 2,000 shares of Common Stock with an exercise price equal to the fair market value of the stock on that date ($3.30 per share). These options become exercisable with respect to one-fourth of the shares on each of the first four anniversaries of the date of grant, and expire seven years from the date of grant.

The Company’s compensation for non-employee directors is as follows:

1.	New Directors receive 4,000 shares upon appointment to the board.

2.	The annual retainer is $10,000, which can be paid either in cash or in cash and stock options. The formula for options granted pursuant to any such election by a director is equal to twice the number of shares determined by dividing the cash amount by the fair market value of the Common Stock on the date of the award. The exercise price of such options is equal to the fair market value of the Common Stock on the date of the award.

3.	Directors serving as Chairman of committees receive an extra $2,500 per year in cash.

4.	Annual Director Stock options are 2,000 shares.

5.	Board meetings and committee meetings (if separate from a Board meeting) compensation is $750 and $500 per meeting, respectively.

The exercise price of such options is equal to the fair market value of the Common Stock on the date of the award. Under this program, Dr. Chu, Mr. Wrinn, Mr. Beard, Mr. Wyman and Mr. Parkhill each received an option to purchase 1,534 shares of Common Stock at an exercise price of $3.26 per share on April 1, 2005. On October 1, 2005, Dr. Chu, Mr. Wrinn, Mr. Beard, Mr. Wyman and Mr. Parkhill also each received an option to purchase 550 shares of Common Stock at an exercise price of $9.90 per share. Each non-employee director receives $750 for each Board meeting attended and $500 for each committee meeting attended.

In 2005, the Audit Committee was comprised of G. Mead Wyman (Chairman), J. Samuel Parkhill and Joseph F. Wrinn, who are not employees of the Company and are “independent” as defined in Rule 4200(a)(15) of the NASDAQ listing standards. The Committee held seven meetings during 2005. The Committee selects the independent public accountants to be engaged by the Company; reviews with the independent public accountants and management the Company’s internal accounting procedures and controls; and reviews with the independent public accountants the scope and results of the auditing engagement. The Board determined that Mr. Wyman is an “audit committee financial expert.”

In 2005, the Compensation Committee was comprised of Joseph F. Wrinn (Chairman), J. Chuan Chu, G. Mead Wyman and J. Samuel Parkhill. The Committee administers the Company’s stock option and compensation plans and provides recommendations to the Board of Directors regarding compensation matters. The Committee held two meetings during 2005.

The Company did not have a Nominating Committee in 2005 due to the size of the Board which did not require a separate committee.

Although there are no dispositive qualifications for service as a director of BTU International, Inc., the Company seeks candidates who will have the integrity, business experience, commitment and independence to act in the best interest of the Company and its stockholders. Each director is urged to suggest appropriate candidates to the Chairman of the Board for consideration. The Board of Directors will also consider recommendations by stockholders and will evaluate any such recommended candidates against the same criteria as internally generated candidates. A stockholder may recommend a nominee by writing to Director Nominations, Board of Directors, BTU International, Inc., 23 Esquire Road, N. Billerica, MA 01862. Any nominees for the Board of Directors of the Company will be evaluated and recommended by a majority of the independent directors.

All of our Board members, except for Paul van der Wansem, are independent. Our Board members are encouraged to attend the Company’s Annual Meeting. In some cases, this has been impractical due to other obligations. Last year all members of the Board of Directors, with the exception or Mr. Wrinn, attended the annual meeting.

Communications from Stockholders

Any stockholder wishing to communicate with the Board may do so by writing to the Board of Directors, c/o BTU International Inc., 23 Esquire Road, N. Billerica, Massachusetts 01862. These communications will be forwarded to the Chairman of the Audit Committee, who will determine what action to take with respect to the communication, including where appropriate, providing copies of the communication to the other directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s directors, its officers and any persons holding more than ten percent of the Company’s Common Stock are required to report to the Securities and Exchange Commission their holdings of and transactions in the Common Stock of the Company. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure during 2005 to file by these dates. The Company’s directors, officers and ten percent holders satisfied all of these filing requirements for 2005. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent holders and copies of the reports that they have filed with the Commission and the Company.

Beneficial Ownership of Shares

The following table sets forth certain information regarding beneficial ownership as of April 7, 2006, of the Company’s Common Stock (i) by each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) by each of the Company’s directors and nominees, (iii) by each executive officer of the Company listed below in the Summary Compensation Table and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person is 23 Esquire Road, North Billerica, MA 10862.

	Common Stock
	Beneficially Owned(1)
	Number of	Percent of
	Shares	Class

Directors and Executive Officers
Paul J. van der Wansem (2)	1,579,000	17.1%
J. Chuan Chu (3)	22,590	*
Joseph F. Wrinn (3) (8)	22,786	*
John E. Beard (3) (7)	25,282	*
G. Mead Wyman (3)	6,423	*
J. Samuel Parkhill (3)	6,423	*
Thomas P. Kealy (4)	20,280	*
James M. Griffin (4)	12,625	*
Thomas F. Nash	5,250	*
All directors and executive officers as a group (9 persons) (5)	1,700,659	18.7%
5% Beneficial Owners
Bjurman, Barry & Associates (6)	640,860	6.9%
10100 Santa Monica Blvd, suite 1200
Los Angeles, CA 90067

*	Less than one percent

(1)	Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or it.

(2)	Includes: (i) 51,000 shares of Common Stock held by trusts, of which Mr. van der Wansem is a trustee, for the benefit of certain members of Mr. van der Wansem’s family (Mr. van der Wansem disclaims beneficial ownership in the shares held in these trusts); (ii) 225,000 shares held in a family limited partnership, in which Mr. van der Wansem is a general partner and a limited partner; (iii) 45,000 shares held by Mrs. van der Wansem, of which Mr. van der Wansem disclaims beneficial ownership; and (iv) 68,000 shares for Mr. van der Wansem represented by options exercisable within 60 days of the record date.

(3)	Includes 17,183 shares for Dr. Chu, 18,786 shares for Mr. Wrinn, 15,282 shares for Mr. Beard, 6,423 shares for Mr. Wyman and 6,423 shares for Mr. Parkhill represented by options exercisable within 60 days of the record date.

(4)	Includes 3,750 shares for Mr. Kealy, 9,625 shares for Mr. Griffin and 1,250 shares for Mr. Nash represented by options exercisable within 60 days of April 7, 2006.

(5)	Includes 149,722 shares represented by options, which are exercisable within 60 days of April 7, 2006.

(6)	The number of shares and ownership information is derived from Schedule 13G filed on January 10, 2006, with the Securities and Exchange Commission by Bjurman, Barry & Associates. Bjurman, Barry & Associates has the sole power to dispose of 640,600 shares. The percentage of ownership is calculated by the Company using the number of shares outstanding on April 7, 2006.

(7)	Mr. Beard is the direct owner of 5,000 shares and indirectly owns and shares the power to vote or dispose of 5,000 shares as the co-trustee of shares held in a family partnership of which Mr. van der Wansem is general partner.

(8)	Includes 1,000 shares held jointly by Mr. Wrinn and his wife.

Executive Compensation

The following table sets forth information with respect to compensation paid to or accrued on behalf of the persons who as of December 31, 2005, were the Chief Executive Officer and the three other executive officers of the Company (the “Named Executive Officers”), for services to the Company for the years 2003, 2004 and 2005.

Summary Compensation Table

				Long-Term Compensation
					Securities
		Annual Compensation		Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Awards($)	Options (#)	Compensation($)(1)

Paul J. van der Wansem	2005	292,017	234,108	278,400	50,000	222,131
Chairman and Chief Executive	2004	79,236	—	—	—	250,768
Officer	2003	155,079	—	—	—	153,872
Thomas P. Kealy	2005	125,596	54,346	10,500	—	209,839
Vice President, Chief Accounting	2004	115,973	—	—	—	2,728
Officer and Corporate Controller	2003	116,287	—	—	7,500	2,722
James M. Griffin	2005	127,964	45,149	9,000	—	247,448
Vice President, Global Sales and	2004	138,758	—	—	—	3,068
Service and Corporate Officer	2003	130,917	—	—	8,000	3,000
Thomas F. Nash	2005	142,500	62,707	12,000	—	17,720
Vice President, Global Operations	2004	127,500	—	—	5,000	—
and Marketing and Corporate	2003	—	—	—	—	—
Officer

(1)	Amounts for 2005 consist of Company contributions to individual 401(k) accounts. In the case of Mr. van der Wansem, $100,000 is from consulting fees related to his retirement agreement and Chairman of the Board compensation. Additionally, Mr. van der Wansem, Mr. Kealy, Mr. Griffin and Mr. Nash exercised stock options totaling $115,875, $204,703, $220,660 and $13,233, respectively.

Option Grants in 2005

The following table sets forth information with respect to options granted to the named executive officers during 2005.

	Individual Grants				Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to	Exercise of		Price Appreciation
	Options	Employees in	Base Price	Expiration	for Option Term
	Granted(1)	Fiscal Year	($/Share)	Date	5%($)	10%($)

Paul van der Wansem	50,000	33.8%	$3.00	2/18/12	$61,065	$142,308
Thomas P. Kealy	—	0.0%	$0.00	—	$—	$—
James M. Griffin	—	0.0%	$0.00	—	$—	$—
Thomas F. Nash	—	0.0%	$0.00	—	$—	$—

(1)	The options listed above become exercisable with respect to one-fourth of the shares on each of the anniversaries of the date of the grant.

The table below sets forth information with respect to option exercises during 2005 and the number and aggregate value as of December 31, 2005, of options held by the named executive officers.

Aggregated Option Exercises in
Last Fiscal Year and FY-End Option Value

			Number of	Value of
			Securities	Unexercised
			Underlying	In-the-Money
			Unexercised Options	Options at
	Shares		at December 31,	December 31,
	Acquired on		2005	2005
	Exercise	Value	Exercisable/	Exercisable/
Name	(#)	Realized ($)	Unexercisable (#)	Unexercisable ($) (1)

Paul J. van der Wansem	67,500	249,840	72,500/50,000	751,475/480,500
Thomas P. Kealy	21,625	204,703	3,750/5,625	37,238/54,319
James M. Griffin	25,000	220,660	9,625/5,875	96,909/56,596
Thomas F. Nash	1,250	13,233	— / 3,750	—/29,775

(1)	Value is based on the closing price of the Company’s Common Stock on December 30, 2005, the last trading day of 2005 ($12.61), less the applicable option exercise price.

Compensation Committee Interlocks and Insider Participation

Messrs. Wyman, Parkhill, Chu, and Wrinn, none of whom is or was an officer or employee of the Company or had any relationship with the Company requiring disclosure in this proxy statement during 2005, served on the Compensation Committee.

Employment Contracts

The Company has an employment agreement with Paul J. van der Wansem dated February 18, 2005 (the “Agreement”). Mr. van der Wansem is the Chairman of the Board of Directors and the Chief Executive Officer of the Company. The Agreement is effective as of October 1, 2004.

The following is a brief description of the material terms and conditions of the Agreement:

Subject to earlier termination provisions, the term of employment is indefinite.

Mr. van der Wansem receives a salary at the current annual rate of $325,000, payable in accordance with the regular payroll practices of the Company. He is also generally entitled to participate in any and all benefit plans from time to time in effect for Company executives.

The amount of bonus compensation for which Mr. van der Wansem is eligible in each fiscal year ranges from 0% to 70% calculated on the basis of $350,000 of annual income and will be 40% of that amount if the Board determines that the Company has achieved all of its performance at targeted levels.

If Mr. van der Wansem’s employment is terminated in the event of death or disability or if he terminates his employment with the Company for other than Good Reason, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) if he has worked at least 90 days during the fiscal year, a pro-rated portion of the current year’s bonus, and (v) business expenses incurred but not yet paid.

If Mr. van der Wansem is terminated by the Company for Cause (as such term is defined in the Agreement), then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid and (iv) business expenses incurred but not yet paid.

If Mr. van der Wansem is terminated by the Company for reasons other than for Cause, or if he terminates his employment with the Company for Good Reason (as such term is defined in the Agreement), then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) business expenses incurred but not yet paid, and (v) an amount equal to his base salary, at his then current rate of pay, for a period equal to twelve months.

If there occurs a change of control (as defined in the Agreement) and if Mr. van der Wansem’s employment is terminated other than for Cause, the Company will pay him the amounts in the preceding paragraph (except that the twelve months’ base salary will be a lump-sum payment), and the Company will accelerate the exercisability of any options he holds and cancel any restrictions on any restricted stock that he holds.

Mr. van der Wansem has agreed to confidentiality provisions and to a one-year post-termination non-competition agreement. In addition, Mr. van der Wansem and the Company have agreed that the Company will cease making consulting payments to him under his retirement agreement but that upon his termination of employment, the Company will make a lump-sum payment to him equal to the payments foregone. If his employment terminates before the end of the consulting period, the consulting period will resume on that date. In all other respects, the Retirement Agreement remains in full force effect.

Also, as part of the agreement, the Company will compensate Mr. van der Wansem at a rate of $100,000 per year in connection with his responsibilities as Chairman of the Board for the period of July 2003 through June 2007. The Company will pay this amount as the services are performed. The agreement also provides for certain settlement amounts if Mr. van der Wansem responsibilities as Chairman of the Board are terminated.

On June 17, 2005, Mr. van der Wansem and the Company entered into an amendment to an executive retirement agreement to cancel all of the Company’s obligations under the consulting portion of that agreement in exchange for the delivery of 80,000 shares of the Company’s common stock and a promise to make a cash payment of $282,600 to Mr. van der Wansem in the future. The cash payment will be paid to Mr. van der Wansem upon the first to occur of the following events: (i) a “change of control event” as defined in Section 409A of the Internal Revenue Code, (ii) if Mr. van der Wansem’s employment as the chief executive officer of the Company is terminated, six months following the date of termination, or (iii) June 30, 2007. If the Company is unable to make the cash payment in cash (as determined in good faith by the Board of Directors and after consultation with Mr. van der Wansem), (i) the Board of Directors may elect to make the cash payment using a combination of cash and shares of the Company’s common stock or (ii) Mr. van der Wansem may elect to receive the entire value of the cash payment in shares of the Company’s common stock.

On December 7, 2005, each of Thomas P. Kealy, Vice President, Chief Accounting Officer and Corporate Controller, James M. Griffin, Vice President, Global Sales and Service, and Thomas F. Nash, Vice President, Global Operations and Marketing (each, the “Executive”), executed an agreement (each, an “Agreement” and together the “Agreements”) with the Company. The Agreements provide as follows:

•	In the event that the Company terminates the Executive’s employment other than for cause (as defined in the Agreement), the Company will continue to pay the Executive for up to 12 months, will continue to contribute to the premium cost of the Executive’s medical and dental coverage during this period, and will pay a pro rata portion of the Executive’s bonus for the year of termination.

•	In the event that within one year of a change in control (as defined in the Agreement) the Company terminates the Executive’s employment other than for cause or the Executive terminates his employment for good reason (as defined in the Agreement), the Company will make a lump-sum payment to the Executive equal to twelve (12) months of the Executive’s base salary and a pro rata bonus. In addition, for twelve (12) months following the date of termination, the Company will continue to contribute to the premium cost of the Executive’s medical and dental coverage.

•	If a change of control occurs, and (i) the Executive remains employed by the Company on the date that is six months thereafter or (ii) the Company terminates the Executive’s employment other than for cause before six months thereafter, the Company will provide the Executive with either (A) a cash payment equal to the value of 10,000 shares of the Company’s common stock at the time of the change of control or (B) at the Company’s option, if the Company is the surviving corporation, 10,000 shares of the Company’s common stock.

•	Executive also agrees to comply with certain confidentiality, standstill, and non-solicit covenants.

Equity Compensation Plan Benefit Information

The following table gives information about BTU International’s common stock that may be issued upon the exercise of options, warrants and rights under all of BTU International’s existing equity compensation plans as of December 31, 2005.

(c)
	(a)		Number of securities
	Number of securities	(b)	remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation plans
	options, warrants, and	outstanding options,	(excluding securities
Plan Category	rights	warrants, and rights	reflected in column (a))

Equity compensation plans approved by shareholders	525,378	$2.99	961,839	(1)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	525,378	$2.99	961,839

(1)	Up to 100,000 shares of Common Stock may be issued other than upon the exercise of options, warrants and rights under our 2003 Equity Incentive Plan.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has submitted the following report:

Compensation for the chief executive officer, Mr. van der Wansem, consists of three components: base salary, cash incentive compensation and equity compensation. The Compensation Committee determines Mr. Van der Wansem’s base salary by analyzing market surveys, his functional responsibility and his expected contribution to the results of the business. Cash incentive compensation for Mr. Van der Wansem is determined by the Compensation Committee, in conjunction with the full Board of Directors, based on attaining certain goals. These goals include both earnings per share targets and the accomplishment of specific organizational goals. In 2005, the Company’s stock performance exceeded its peers on the S&P Information Technology Index. In addition, the Company improved its revenues and margins by 21.5% and 49.6%, respectively. The Compensation Committee considered these achievements in determining Mr. van der Wansem’s compensation for 2005.

The Company awards stock options and/or restricted stock to Mr. Van der Wansem as a component of an overall compensation package. The Company believes that stock options can help better align the interests of Mr. Van der Wansem with those of stockholders generally.

Mr. van der Wansem suggests compensation levels and criteria for the remaining executive officers and the Compensation Committee discusses and approves the compensation for these executives officers after consulting with Mr. van der Wansem.

G. Mead Wyman
J. Samuel Parkhill
J. Chuan Chu
Joseph F. Wrinn, Chairman

Report of the Audit Committee

The Audit Committee held seven meetings during 2005. The Audit Committee selects the independent public accountants to be engaged by the Company; reviews with such auditors and management the Company’s internal accounting procedures and controls; and reviews with such auditors the audit scope and results of their audit of the consolidated financial statements of the Company. The Audit Committee adopted a revised committee charter in May 2004, a copy of which was filed as part of the 2005 Proxy Statement.

The Audit Committee has reviewed and discussed the Company’s audited consolidated balance sheets as of December 31, 2005 and 2004 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005, with the Company’s management. The Audit Committee has discussed with Vitale, Caturano and Co. P.C. (“Vitale”), the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

The Audit Committee has also reviewed with Vitale the Independence Standards Board No. 1 concerning the matters that may affect the accountant’s independence and has discussed with Vitale its independence. The Audit Committee has also received written disclosures from Vitale as required by Independence Standards Board No. 1. Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee pre-approves the amount and scope of all services provided by Vitale.

J. Samuel Parkhill
Joseph F. Wrinn
G. Mead Wyman, Chairman

Principle Accounting Fees and Services

The Board of Directors, upon recommendation of the Audit Committee, selected Vitale as independent auditors of the Company for the year ending December 31, 2005. The Audit Committee has not yet formally recommended an independent auditor for the year ending December 31, 2006. This will be addressed at our Audit Committee meeting scheduled for May 19, 2006. We expect that representatives of Vitale will be present at the annual meeting.

The following table describes the fees that Vitale billed to the Company for the fiscal year ended December 31, 2005 and December 31, 2004.

		Audit-
		Related
	Audit Fees	Fees(1)	Tax Fees(2)	Other Fees(3)	Total Fees

2005	$118,769	$7,500	$29,000	$48,113	$203,382
2004	$125,500	$10,000	$21,000	$0	$156,500

(1)	Services provided relating to Sarbanes Oxley and a proposed sale-leaseback transaction.

(2)	Services provided to file federal and state tax returns and related matters.

(3)	Services provided relating the Company’s recent registration statement filed on Form S-3.

Comparative Stock Performance

The following graph shows the cumulative total return on The Company’s Common Stock since December 31, 2000, compared to the Standard & Poors 500 Index and the Standard & Poors Technology Sector Index. Historical stock price performance is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BTU INTERNATIONAL, INC., THE S & P 500 INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Audit Matters

Vitale has examined the financial statements of the Company for the year ended December 31, 2005. A representative of Vitale is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions from stockholders.

Stockholder Proposals

Proposals of stockholders to be included in the Company’s proxy statement for the 2007 Annual Meeting must be received by the Company at its corporate headquarters (Attn: John E. Beard, Secretary) no later than December 15, 2006.

Other Business

The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Annual Meeting of Stockholders. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

Form 10-K

A copy of BTU’s annual report on Form 10-K filed with the Securities and Exchange Commission is provided to you concurrently with this Proxy Statement.

BTU-PS-06

BTU International, Inc.

MR A SAMPLE
DESIGNATION (IF ANY)
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE DO NOT FOLD THIS PROXY.
A Election of Directors

1.	To fix the number of Directors for the ensuing year at (6) and to elect the following (6) Directors.

	For	Withhold		For	Withhold
01 — Paul J. van der Wansem	☐	☐	04 — John E. Beard	☐	☐
02 — G. Mead Wyman	☐	☐	05 — Joseph F. Wrinn	☐	☐
03 — J. Chuan Chu	☐	☐	06 — J. Samuel Parkhill	☐	☐
B Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

          /               /

Proxy — BTU International, Inc.

ANNUAL MEETING
MAY 19, 2006
The undersigned hereby constitutes and appoints Paul J. van der Wansem and Thomas P. Kealy, or either of them with full power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders on May 19, 2006 at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE